UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2006

MWI VETERINARY SUPPLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642
(Address of principal executive offices)   (Zip Code)

(800) 824-3703
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Appointment of Principal Officers.

On August 29, 2006, the Board of Directors of MWI Veterinary Supply, Inc. (the “Company”) approved the promotion, effective immediately, of Mary Patricia B. Thompson to the position of Senior Vice President of Finance and Administration, Chief Financial Officer.  As a result of this promotion, in addition to her current duties, Ms. Thompson will assume responsibility for the Company’s inventory management, information technology and human resources.

Ms. Thompson, 43, had previously served as the Company’s Vice President, Secretary and Chief Financial Officer since June 2002.  Ms. Thompson joined Agri Beef Co. in 1989 as the Feedlot and Commodity Division Controller.  In September 1991, Ms. Thompson was promoted to Controller of MWI Veterinary Supply Co., then a wholly owned subsidiary of Agri Beef Co.  Prior to joining Agri Beef Co., Ms. Thompson worked for Arthur Andersen LLP from 1985 to 1989, where she provided auditing and accounting services.  Ms. Thompson graduated from the University of Idaho in 1985, summa cum laude, with a Bachelor of Science in Accounting and is a licensed Certified Public Accountant.  Ms. Thompson is a member of the board of directors of the American Veterinary Distributors Association.

Item 8.01       Other Events.

Also on August 29, 2006, the Board of Directors approved a change to the titles of the following executive officers of the Company from department Director to Vice President:

•                  James W. Culpepper:  Vice President of Inventory Management

•                  Jeffrey J. Danielson:   Vice President of Sales

•                  James S. Hay:  Vice President and Chief Information Officer

•                  Bryan P. Mooney:  Vice President of Operations

•                  James M. Ross:  Vice President of Business Development

•                  John R. Ryan:  Vice President of Marketing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: August 31, 2006	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer